Form C

Cover Page

Name of issuer:

70Million Resources, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 8/10/2016

Physical address of issuer:

188 King Street
San Francisco CA 94107

Website of issuer:

http://www.70MillionJobs.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

10/5/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

7

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$322,032.59	$1,226.98
Cash & Cash Equivalents:	$300,668.49	$1,226.98
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$12,398.46	$0.00
Long-term Debt:	($44,484.29)	$0.00
Revenues/Sales:	$1,606.22	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($172,108.56)	$1,226.98

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

70Million Resources, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Richard Bronson	CEO of 70MillionJobs	70MillionJobs	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Dan Mozocchi	Head of Operations	2016
Richard Bronson	CEO	2016
Richard Bronson	CEO	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Richard Bronson	4404000.0 Common Shares	89.8

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

A large recruitment platform (Indeed.com, Zip Recruiter) or staffing/recruiting company may enter this space and squeeze our margins.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The involvement of the Company's Chief Executive Officer, who has previously been charged and pled guilty to securities fraud and conspiracy charges, could heighten the risk that the activities of the Company would be subject to regulatory scrutiny and any such investigation could materially adversely affect the Company.

Richard Bronson, who is a "key person" of the company and is the Chief Executive Officer of the Company, was charged with securities fraud and conspiracy charges in January 2002 and pled guilty in October 2003. As a result of his conviction, the SEC imposed a lifetime ban his ability to engage in registered broker-dealer activities. The involvement of Richard Bronson in the business of the Company might become known to securities regulators and his role in the Company could heighten the risk that the activities of the Company would be subject to regulatory scrutiny and any such investigation could materially adversely affect the Company.

The business is yet to be profitable, and relies upon the availability of investment capital to maintain operations. If for any reason outside investors chose not to invest, then there'd be an existential danger to the business.

The regulatory environment surrounding the hiring of the formerly incarcerated is changing quickly from state to state and on the municipal level. Unforeseen regulations could negatively impact our ability to do business.

Negative press attention--such as one of our applicants acting violently on the job--could undermine our ability to convince employers that our applicants were desirable hires.

Since we target large, national employers as clients, we are dependent on their ability to honor their obligations to pay us. If a large client were unwilling or unable to pay us, this could have a negative impact on our business.

Our future success depends on the efforts of key personnel and consultants, especially our founder, Richard Bronson. The loss of services of Mr Bronson or any key personnel may have an adverse effect on us. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

We rely on our ability to attract adequate numbers of both job seekers and to provide job listings. If either of these are unsuccessful, then this could be detrimental to our success.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 95% Build out sales and development team 5% Wefunder Intermediary fee

---

If we raise: **$107,000**

Use of Proceeds: 35% Build out sales and development team;

20% add marketing capacity;

20% increase national presence at job fairs;

20% hasten our national scaling. We would like to have a presence in all 50 states and quadruple the number of organizations we with with.

5% Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors, or
- (ii) if the valuation for the company is more than **$8 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $100,000 of the securities, investors will receive a valuation cap of $6,000,000

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are"accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,000,000	4,894,528	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	5894

Describe any other rights:

There was a Y Combinator investment in our company through a SAFE of preferred stock, but these shares have not yet been converted.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incoporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Richard Bronson
Issue date	08/10/16
Amount	$44,484.00
Outstanding principal plus interest	$44,484.00 as of 04/10/18
Interest rate	0.0% per annum
Current with payments	Yes

Richard Bronson, CEO and founder leant the company $44,484 when it was first created, and is due to be paid back at some point in the future when the funds are available. It is an interest free, term free loan.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
10/2017	Section 4(a)(2)	SAFE	$650,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Richard Bronson
Amount Invested	$44,484.29
Transaction type	Loan
Issue date	08/10/16
Outstanding principal plus interest	$44,484.29 as of 04/10/18
Interest rate	0.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	CEO, Founder

Richard Bronson, CEO and founder leant the company $44,484 when it was first created, and is due to be paid back at some point in the future when the funds are available. It is an interest free, term free loan.

Name	Richard Bronson
Amount Invested	$20,000.00
Transaction type	Safe
Issue date	06/06/17
Valuation cap	$6,000,000.00
Relationship	CEO and Founder

This was money invested in the Y Combinator SAFE fundraising round for 70million Jobs.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

One in three Americans live with criminal records. That's 70 million of them. And most of these 70 million Americans experience pain when they try to reintegrate into the workforce. As an ex-convict myself, I wanted to serve my brothers and sisters in and out of the prison when I was released. That's how I got to building the first job board for the formerly incarcerated.

At first, my goal was to be responsible for one million men and women having an opportunity – maybe for the first time in their lives – to truly live the American dream. The human being in me would be happy if there were even just one but the businessman in me wants a bigger number.

Ultimately, 70MillionJobs' goal is to become a billion-dollar business that will pump in 70M people back into the US economy and introduce them to necessary services, like banking and healthcare.

Milestones

70Million Resources, Inc. was incorporated in the State of Delaware in August 2016.

Since then, we have:

- Y Combinator 2017 alum. Other alumni include Dropbox, Stripe, and Airbnb.

- Partnership with the City of Los Angeles.

- SXSW Pitch Competition Finalist in 2018.

Historical Results of Operations

Our company was organized in August 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $3,281 compared to the year ended December 31, 2016, when the Company had revenues of $4,700. Our gross margin was 100.0% in fiscal year 2017, compared to 100.0% in 2016.

- *Assets.* As of December 31, 2017, the Company had total assets of $322,032, including $300,668 in cash. As of December 31, 2016, the Company had $1,226 in total assets, including $1,226 in cash.

- *Net Loss and Income.* The Company has had net losses of $172,108 and net income of $1,226 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities.* The Company's liabilities totaled -$32,086 for the fiscal year ended December 31, 2017 and $0 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $650,000 in SAFEs. As far as other capital, we have received investment offers from existing and new investors which we are considering.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

70Million Resources, Inc. cash in hand is $225,000, as of March 2018. Over the last three months, revenues have averaged $3,000/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $38,000/month, for an average burn rate of $35,000 per month

Prior to November, 2017, we were primarily engaged in building our network of active job seekers. Currently, we have access to more than one million potential applicants with criminal records.

In November, 2017, we began selling efforts, directed at large, national employers. The sales cycle is approximately 3-4 months, on average. We are now signing up large companies at an accelerated pace and believe we generate significant revenue on an on-going basis, as a result.

Per above, we are now seeing the fruits of our prior months' sales efforts, in the form of large, national employers engaging us for recruitment services. We believe that if our clients have a positive initial experience with our services and the applicants they hire, they will continue utilizing our services on an on-going basis. We are signing up several new, large customers on a weekly basis, so we expect to see significant revenue to result. This should build as new client business is added to existing business.

We do not expect our expenses to change in the next 3-6 months and in lieu of a successful fundraise we will continue operations as normal but seek other sources of capital.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Richard Bronson, certify that:

(1) the financial statements of 70Million Resources, Inc. included in this Form are true and complete in all material respects ; and

(2) the tax return information of 70Million Resources, Inc. included in this Form reflects accurately the information reported on the tax return for 70Million Resources, Inc. filed for the fiscal year ended 2017.

Richard Bronson
CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.70millionjobs.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Dan Mozocchi
Richard Bronson
Richard Bronson

Appendix E: Supporting Documents



INVEST IN 70MILLIONJOBS

First Job Board to 70 Million Americans With Criminal Records

22
investors

$11,850
raised of $50K-$107K goal

$100 min **INVEST**
by Wefunder Portal LLC

Future Equity (SAFE)

$8M valuation cap

A SAFE gives you the right to future shares in 70MillionJobs. If you invest, you're betting the company will be worth more than $8M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $6M Valuation Cap
Investors who fund up to the first $100K of this fundraise will invest in a SAFE with a $6M valuation cap.

INVESTOR PERKS

$250+	70MillionJobs t-shirt
$500+	Join 70MillionJobs team members on a trip inside a prison. Guaranteed to transform you!
$1,000+	Company founder/CEO Richard Bronson will appear for a speaking engagement with your organization
$10,000+	Sponsor a business suit for one of our applicant's first day on the job.

One in three Americans live with criminal records. That's 70 million people. And most of these 70 million Americans experience pain when they try to reintegrate into the workforce. As an ex-convict myself, I wanted to serve my brothers and sisters in and out of the prison when I was released. That's how I got to building the first job board for the formerly incarcerated.



Richard Bronson
CEO, 70MILLIONJOBS

OUR AMBITION

At first, my goal was to be responsible for one million men and women having an opportunity – maybe for the first time in their lives – to truly live the American dream. The human being in me would be happy if there were even just one but the businessman in me wants a bigger number.

Ultimately, 70MillionJobs' goal is to become a billion-dollar business that will pump in 70M people back into the US economy and introduce them to necessary services, like banking and healthcare.

KEY FACTS

- Y Combinator 2017 alum. Other alumni include Dropbox, Stripe, and Airbnb.
- Partnership with the City of Los Angeles.
- SXSW Pitch Competition Finalist in 2018.

https://70millionjobs.com *from San Francisco CA* Y COMBINATOR TECH SOCIAL IMPACT COMMUNITY

Why I Like 70MillionJobs

Richard Bronson and his team are uniquely able to tackle the problem affecting 20% of the US population in a simple and effective way. 70 Million Jobs is one of the most exciting new opportunities for me because it changes lives and helps everyone become part of the solution. Thank you guys for solving a real program and giving people hope again!



Dr. Susan Amat
FOUNDER/CEO OF VENTURE HIVE

SXSW Announces Finalists for 2018 Accelerator Pitch Event | Markets Insider

AUSTIN, Texas, Jan. 16, 2018 /PRNewswire/ -- South by Southwest® (SXSW®) Conference & Festivals has announced the finalists for the 10th annual SXSW Accelerator Pitch Event®, to take place March 10-11 during the Startup & Tech Sectors
February 22, 2018 @ markets.businessinsider.com

This CEO Wants To Hire 70 Million People

Richard Bronson is not your typical CEO. Like many who hold his title, however, he has a vision. His is to help hire 70 million people. Not just any 70 million people, but specifically one subset of the U.S. population.
February 21, 2018 @ forbes.com

70MillionJobs Is the Internet's First Job Board for 70 Million Americans With Criminal Records (YC S17)

There are 70 million Americans with criminal records - 1 in 3 adults - and they pretty much all experience pain in finding a job. 70MillionJobs has built the first job board for the formerly incarcerated. You can learn more on: Fast Company, Product Hunt,
February 21, 2018 @ blog.ycombinator.com



49. From Prison to CEO of 70 million Jobs

Download to Learn How We Can Help You https://prisonprofessors.com Richard Bronson worked on Wall Street and built a successful trading company. Then he went to prison. While struggling after release, he joined https://defyventures.org. Then he
February 13, 2018 @ youtube.com

Training programs give ex-prisoners a chance at landing a job

Training organizations are helping ex-convicts get past the stigma attached to having a criminal past and preparing them for the workforce, writes Fortune. Examples abound: Richard Bronson, a former Wall Street broker and ex-felon, has launched a

January 23, 2018 @ hrdive.com

raceAhead: Big Business Hires Former Prisoners

In 2016, Facebook, Google and Koch Industries publicly promised to consider hiring more people with criminal backgrounds.

January 22, 2018 @ fortune.com

How Tech Firms Are Embracing Ex-Prisoners

Tech entrepreneurs are finding that hiring former prisoners can provide a social good and make great business sense.

January 20, 2018 @ fortune.com

Website Offers Second Chance to Job Seekers with Criminal Records

It can be hard to find a job, but imagine doing it with a criminal record. An estimated 70 million people have records and they often struggle to find companies willing to hire them. That's why Richard Bronson started 70 Million Jobs, a website that works

September 13, 2017 @ theuptake.org

Humility to Hope

Richard Bronson was making a fortune and had access into the upper crust of society when the bottom dropped out from underneath him and he landed behind bars at a federal prison camp. He tells an inspiring story of finding humility in the ashes of his

September 12, 2017 @ redemptiverevolution.com

'Wolf of Wall Street' Launches Job Board to Help Former Criminals Find Work

This news probably won't end up in a movie deal starring Leo DiCaprio, but it's certainly worth sharing here. In addition to being the original 'Wolf of Wall Street,' a character popularized in the 2013 film by Martin Scorsese, Richard

September 4, 2017 @ ere.net

Early Stage: The LinkedIn for ex-cons wants to help 70 million people find jobs

Who they are: 70MillionJobs What they do: Find employment opportunities for an estimated 70 million people in the U.S. who have a criminal record Why it's cool: It's tough to get a job when you have a rap sheet, something 70MillionJobs founder

August 20, 2017 @ mercurynews.com

Jobs for Felons, Get Money Back from Airlines, and Discover Your Online Vulnerabilities - Episode...

Ari is flying solo on this episode-Nick is once again out of the country, visiting one of the 17 time zones the Leverage team is spread across. But the resources Ari has to share are pretty interesting, nonetheless.

August 11, 2017 @ blog.getleverage.com

After serving time, a former "wolf of Wall Street" launched a job board specifically for convicts

Richard Bronson knows all too well the struggle of finding a job with a criminal record. In the early 1990s, Bronson was a partner at the infamous "Wolf of Wall Street" firm Stratton Oakmont (the subject of a 2013 Martin Scorsese movie). Now he

August 5, 2017 @ qz.com

It's Hard For People With Criminal Records To Get A Job-This New Job Site Can Help

If most job seekers use LinkedIn, it's less useful if you've spent some or all of your adult life incarcerated and don't have positions to list or colleagues to add.

August 4, 2017 @ fastcompany.com

A recruitment site "70 Million Jobs" for people with previous criminal record starts

About 70 million of the population over 300 million people in the United States have a criminal record · conviction, but 75% of people released from prison are being arrested again within 5 years about. Most people who are re-arrested become

August 3, 2017 @ gigazine.net

Based on a True Story

Back in the day before I started 70MillionJobs, I was one of the Wolves on Wall Street at Stratton Oakmont. After a stint at this notorious firm, I started my own company which grew to a business making $100M in annual revenue and hired 500 people. But this all fell apart when I went to prison for securities fraud. I admit I grew the business in crooked ways.

I served two years in prison and returned every penny back to the investors. But when I got out of prison, I had nothing left and had this fat criminal record.

To right my wrong, I decided to dedicate my life to serving brothers and sisters getting out of prison. I became a director at Defy Ventures, a nonprofit serving the current and formerly incarcerated with entrepreneurial and job training. Then I thought of a for-profit approach to help the formerly incarcerated get back on their feet.

thehardfall.png

Excerpt from the Miami New Times in 2004

How Does 70MillionJobs Work?

We are the only job board on the Internet that serves the formerly incarcerated people. Period. No other job board has tried to tap into this pool of 70M Americans ready for work. 350+ government agencies, non-profits, parole and probation departments refer job seekers to us and we ping job opportunities to them via calls and text messages. Then we help our users throughout the whole process. Employers pay to post each position.

Our users come from government agencies, non-profits, correctional facilities, etc.

We review resumes and help them through the entire process.

Send text reminders about jobs opportunities and interviews.

Employers pay for each position they post.

What Happens to the Formerly Incarcerated Now?

One-third of Americans have criminal records, hindering them from moving on with their lives and finding jobs. A majority of them remain jobless after one year. This inevitably affects the percentage of the formerly incarcerated that go back to prisons. Imagine if we provide secure jobs to the formerly incarcerated, instead of having them out on the streets. Jobs will get filled, our economy will grow stronger, families will be rebuilt, and we may even break the vicious cycle of recidivism.

70M	60%	76.6%
Americans with criminal records	Remain jobless 1 year after release	Get rearrested within 5 years of release

Imagine Giving Jobs to 70 Million People

Imagine a world where the formerly incarcerated are provided the tools and support they need to get back up on their feet. Imagine 70M people contributing to the American economy and rebuilding their lives and communities. That's the kind of future I want to build with 70MillionJobs. It's not an easy job but I never liked easy anyway. Join me for the historical opportunity to invest in our 70M Americans.


89,-









Let's Change History Together

Dear Friends of 70MillionJobs,

70 million Americans—1 in 3 adults—have some sort of criminal record, and they all face terrible challenges in landing a job. Statistics show that unless the formerly incarcerated land a job, they'll almost certainly wind up back in jail or prison. The cost in human lives to all those affected—the families, the victims, and society in general—is enormous and often heart breaking.

SHOW MORE

Founder



Richard Bronson

CEO

Co-Founder & Advisor at DoYouRemember.com, Former Director at Defy Ventures, Y Combinator S17

AND THE REST OF THE TEAM



Bradley Anderson

CTO

Software developer, entrepreneur, and passionate technology executive



Dan Mozzochi

Director of Operations

Brings management, operations, marketing and project management experience to 70MillionJobs



Damani Barham

Consultant

Principal and Founder of Apex Capital, based in Los Angeles



Justin Vail

Consultant

Served in the Obama White House as the Deputy Director of Private Sector Engagement



Seth Sundberg

Director of Sales

Experiences include HR, Investments, Real Estate, Finance, Equities, and Non-Profits



Adrienne Hatter

Employment Specialist / Partnership Strategist

Experience includes marketing/content management, strategic partnerships, and business outreach

Raised $706,334 From 23+ Investors

Y Combinator
Seed funded 1500+ startups (including AirBnB) with total valuation over $85 billion. 70 startups valued over $100m.

Stephen S Taylor
Chairman Neighborhood Bancorp CEO Taylor Asset Management, Inc.

Suzette Kachmaryk
I am a veteran of the United States Air Force. I retired as a Chief Master Sergeant after 24 years of service.

Alan Tabor
Outdoor industry lifer. One of the founders at Mountain Hardwear. Advisor & Board member SlingFin.

Conor D. Cox

Hunter Williams
Partner in a global strategy consulting firm (retail & consumer industry focused). Based in China (Shanghai) for 7+ years. Father of 3.

MORE INVESTORS

Interview

Wefunder interviewed Richard Bronson on February 13, 2018.

– COLLAPSE ALL

WF: What does 70 Million Jobs do?

BRONSON:

70 Million Jobs is the first for-profit employment platform for Americans with criminal records. Companies pay us to post and market job opportunities that they are willing to consider people with criminal records for. The applicants themselves pay us nothing.

We are assisting the largest employers in the country at a time of historically low unemployment. As Trump does away with a lot of illegal immigrant labor, there are huge pressures to fill jobs, particularly at the lower end of the wage scale. Big retailers like Walmart and Target and Lowe's can't get enough people to work on their sales floors, and big food-service companies, hospitals, warehousing, transportation companies are dying for people to come work for them. Some companies are also interested in asserting their leadership as being second-chance friendly, meaning to show they're willing to go into a community and hire people who have a record and could really use a break, people who have paid the price of their mistakes in the past and are ready to get on with a new productive life.

These companies feel that this could represent some of the best things that this country stands for and have an understanding that we all make mistakes and that if you've done your time and paid the price, you should have the opportunity to move on with your life, particularly if you were very young at the time that you made the mistakes. Because who really believes that folks should have a life sentence for mistakes made often when they were very young?

WF: Where did the idea for the company come from?

BRONSON: The story begins on a personal note. I used to work on Wall Street with some big companies. I did very well and made a lot of money. I was actually a partner at the infamous Wolf of Wall Street firm, Stratton Oakmont, and was involved with all of that.

I then started my own financial services firm and grew it into a business with 500 employees generating about $100 million in annual revenue. Unfortunately, some of what I did was crooked and despite having paid back every penny that was taken from people, I was still rightfully prosecuted and rightfully punished. I received a two-year sentence in federal prison. I served 22 months and then two months in a halfway house.

I had been a successful businessman with a lot of money and lots of opportunities. Then when I came out of prison, like most people who go through the criminal justice system, I was essentially destitute. I had no money, no place to live, no job, no prospects. Thank God I had a sister with a couch. It took me years of trying to get back on my feet and on with my life. Despite how hard it was for me, I knew that I was relatively lucky, because I was a white man in white corporate America who had a college education. The guys I lived with in prison were primarily men of color who maybe hadn't completed high school. They have very little shot because so many people who are released from jail or prison will fairly quickly get re-arrested and end up back there. The only people who don't get in trouble again are people who have jobs.

I worked as director of a prominent non-profit in the prisoner re-entry space called Defy Ventures, which is based in New York and very active in the Bay Area. They work with men and women in prison to train them in entrepreneurialism so they can start their own business and take control of their financial future. I had a lot of responsibilities, including helping with job readiness and job placement. That's when I started learning the facts and what it would take to get people jobs and eradicate the endless cycle of recidivism that destroys lives at great economic cost.

I eventually became convinced that despite the good work that this and other non-profits were doing, almost all of them have never really succeeded in scaling. They're almost all very local. It's because they have to constantly be finding donations and grants to survive, so a lot of resources go into that, and they generally don't employ technology and therefore ultimately haven't been successful in scaling and really reaching the kind of impact that I was interested in doing. I felt like this was crying out for a for-profit approach.

With that in mind, I left my job and launched 70 Million Jobs in New York in 2017. The city of Los Angeles reached out almost immediately asking me to partner with them to help drive greater opportunity for that city's formerly incarcerated. I was then accepted at Y Combinator that summer. After receiving venture capital funding and angel funding, I decided to remain in San Francisco to run the business.

WF: How have your numbers grown since the launch in 2017?

BRONSON: This is a classic chicken or egg situation: You need to have enough applicants so companies want to engage with you to fill jobs, but you need enough companies offering jobs to get the applicants. Which do you go for first?

The first thing I focused on was the applicant side. It's very difficult to market to the population of ex-convicts despite its size. In fact, there is no company that really markets any goods or services to this population. There's no central repository of data available and often these are people who want to stay below the radar. That represented a challenge for me, but it also represented a great business opportunity. If I could figure out how to access these users on a large scale and be successful in getting them jobs, I'd be in a position to sell them a wide variety of products and services, things like housing, banking services, and medical care. That's how the business could eventually expand beyond jobs.

My first focus has been on getting good at employment and to build a community. We already have more than one million active job seekers in our community. We get them in a variety of ways. We work with some of the largest background-check companies and they refer applicants to us. These are people who failed their background check and didn't get a job they applied for. They are then referred to us, and we are in a position to send them to a place where they might get the job. We also have relationships with many of the largest and most prominent non-profits and community organizations around the country and parole and probation departments. We work with companies that work with lots of friends and family of people who are incarcerated. We work inside the correctional system where they help distribute leaflets and posters about us. When people come out, we want to be a part of their re-entry strategy.

We've been incredibly fortunate because the publicity we've generated has brought us a lot of applicants. There have been lots of magazine articles. And just in this past week, I was approached by 60 Minutes to appear on TV with them. I was also approached by Shark Tank and I'm talking to them soon. And I will be presented at South by Southwest in March.

I think it has a lot less to do with ... I have an interesting story and I recognize that. But this is a real hot space that nobody is really approaching it the way we are. And we've achieved a certain scale that makes sense for large national employers who are looking for big national solutions to their HR needs, which we uniquely can address.

WF: What has been the response from employers so far?

BRONSON: We've only had the requisite amount of job applicants for the last couple of months to be able to go to national employers and explain how we can deliver hiring solutions. We've already signed up a bunch of big employers and we have many more that will be announced. We're getting a better response than I expected. I had no idea what to expect. No one's ever done this as a for-profit business or with a recruiting model. I'd also never done anything like this, so there was a lot we had to discover.

Plus, and I notice this in my own life, that attitudes towards the criminal justice system and the fact that it doesn't work very well is about the only thing that Democrats and Republicans agree on. The truth is that one in three adults has a criminal record. Almost everybody has been directly affected by entering the criminal justice system or knows somebody who has. That tends to humanize people's attitudes. People who commit crimes aren't just all evil misanthropes. It's sometimes my dad, my uncle, or my cousin. That's been positive to experience. It's just coincidental that our economy is in a position where companies desperately need people, so while they wouldn't have considered this population in the past, now they are more open.

WF: What is your system for connecting people and jobs?

BRONSON: I originally launched the business thinking that a job board would be the right product to fit the market. There's already a job board for every career in every industry, so why not for people with criminal records? But early on I discovered that it's a lousy fit because it doesn't work for our users. For the most part, our users don't own laptops. And job boards are an awful user experience even if you have your own computer. The boards are cumbersome, complicated, and time-consuming, and they only really help the most motivated to slog through that system.

The people we're reaching only have phones. I imagine very few of them know how to upload a resume on their phone. They're not particularly tech savvy and they don't know people who have gone hunting for legitimate jobs who they can copy. They don't know what's involved and don't know about job boards like Indeed. They can't network at events to find employers. It's all completely alien to them. Their experience is going out on the street because that's where their friends are. Those friends are making money, having fun, getting high, and listening to music. That's what they want to be doing instead of going to a job interview at a fast food place for minimum wage.

We just signed up Unilever, for example, and they have business operations in lots of markets throughout the country. We can first filter our community based on geography and then begin a campaign that starts with targeted emails. Then we have text notifications of job alerts, and then we get on the phone and we contact possible job candidates. That's where we have a great deal of success in conveying what the opportunity may be. Next, we are helping them create a resume if they don't have one, and helping them apply for the job and going through the process with them. We remind them of their interview date or tell them about any hiring events an employer might have. So while a casual visitor to our site would see a job board, that really reflects maybe 1% of our real activity.

We're also working on a new site which, among other things, will enable an applicant to create a video resume. If you looked at some of our user's paper resumes, you would cry, because they have no experience and they have no education. It's a sad representation of their life. However, if you watch a video resume, you could see that they're personable and bright and communicative and you'd be much more likely to hire them because we've humanized them.

WF: How are you vetting job applicants?

BRONSON: There are lots of laws that constrict the kind of things we can ask applicants. Many places have done what is called banning the box. Some companies don't even ask on the application if a person has ever been convicted of a felony, which is what companies routinely went on. That has been outlawed in many places. Each city and state has its own laws relating to what you can ask a job applicant and what you cannot ask. Generally speaking, you can ask someone to submit to a background check and you can get the results that way. Or, if you are prepared to make a bona fide offer, only then can you ask about any criminal background information. We can't ask those questions either, as much as we'd like to.

Then, every company has its own criteria on what it can accept and what it can't. It might be that it has to be six years since the person committed the crime, or that it couldn't have been a violent crime with a weapon, or it couldn't have been a sex crime. We don't get paid if we don't send them someone who doesn't fall into their acceptance criteria. So as much as we'd like to be able to vet them and get that kind of information, we can't by law. The law isn't serving its real purpose and maybe it'll change, but in the meantime, we pursue the strictest level of compliance that we possibly can.

What we can do is place advertising and send emails about job opportunities. In those, we can mention what is not acceptable to the employer. Some of these jobs involve driving, so we can say they can't have a drunk driving conviction within the last four years. We can say no felony convictions within the last seven years.

We can ask them questions about any work experience they may have, and we can certainly make judgments based on our conversations with them. Some of the jobs require them to lift boxes and work in a warehouse. Can they lift something that weighs 70 pounds? Do they have any computer experience? We're trying to find out as much as we can within the confines of the law.

Ultimately these people are going to go for an interview and they're going to have to do a background check anyway, because that's just what any company does. We try to be as responsive as possible on an ongoing basis. Our existence depends on us providing ongoing HR solutions.

WF: How many users have you placed in jobs?

BRONSON: It's hard to say, but it's more than 100 people. In addition to the jobs from clients that we have directly contracted with, on the site now we have thousands of other jobs that come from a variety of different job boards. We want to make as many opportunities available to people who visit our site as possible. We, unfortunately, don't know when they apply for those jobs. It goes through a third party like ZipRecruiter, CareerBuilder, or Indeed. We just know people visited our site searching for jobs, but we don't know if they've clicked on a job and pursued it.

We're in an interesting kind of business. Unlike most companies that are primarily committed to making money that will eventually sell or go public, I am interested in building a big successful business and exiting it. That's part of my plan. We are also interested in doing a great deal of social good. Every day that we get somebody a job, we feel that we've had a business success. Maybe we didn't sign up any new clients, but if we got a couple of people jobs today then we feel pretty damn proud. We know that often that job could have saved a life and certainly helped a family. It feels great, and I can't help but believe some of these same people would be interested in owning a little piece of the business and feeling like they're supporting it.

WF: What's next for you after this fundraising campaign?

BRONSON: Not only is 70 Million Jobs a mission-driven enterprise that resonates with everybody, but there is a big business potential here. That's how we become a $1 billion business. We have to become really good with employment and build a loyal following of people we've helped get jobs. Amazon started selling books, then they sold music, then they started selling everything. We're on a similar path. We're hyper-focused on employment, but in the longer-term plan, we're going to be selling a lot of other stuff because we'll be in a position to sell to our community of clients.

WF: Why are you raising money now?

BRONSON: Right now my runway is six or seven months, and I'd like it to be longer. There are certain things I would like to do and certain people I would like to bring on to really light the fire for us. I'd like to get a few more salespeople and a few more marketing people who can reach out to community organizations so we can expand our base on both sides of the marketplace. I also want a couple of more developers so we can build out some cool stuff that we have in mind. Personnel is our primary expense now, so that's where the money would be going.

WF: Who makes up your team?

BRONSON: Aside from me, we have Seth Sundberg, a new hire who used to be a professional basketball player and is very well known in the Bay Area. He's very tall and recognizable, but he's also known for having gone through a local community organization and starting his own business. He's a frequent public speaker and very knowledgeable in the prisoner re-entry space.

We also have two salespeople and two marketing people. We have a CTO, a director of operations, and we have me. And that's the team. They are all incredibly committed people. We're having a lot of fun, and good stuff is happening. So it seems like this is the time to raise some money.

It started with just me. I went to Y Combinator alone, and I couldn't write a line of code. I'm also 63 years old, so I was as much of an outlier as possible. I think they love my mission, but to a certain extent, they didn't quite know what to make of me.

WF: What role does the company have in the broader effort on prison reform?

BRONSON: Prison reform is desperately needed, but re-entry reform is needed as well. I feel like I am perhaps somewhat qualified as someone who has had success in business and then been an abject failure.

What the American Association of Retired People is to retired people is what we can be for people with criminal records. They are at the epicenter of reforming thought on the political discourse, of advocacy, of commerce, all of the issues that relate to that population. I see that same kind of holy union between doing good work and doing good business. That's an increasingly attractive model that more and more companies are considering. Companies are recognizing that it's not mutually exclusive to be humane and take care of your employees benignly and put customers ahead of anybody else. They also have to have a responsibility to the community and the earth.

That's the approach that we have here. We work very hard. I'm used to being rich and successful. I'm neither currently, and I aim to change that. But I also feel that I discovered my life's work late in life. I consider every man and woman who's been in prison or currently is in prison as my brother and sister. I think most people who have done time probably feel that as well. I go into prisons to speak, and I feel sad when I leave. Rather than being glad to leave, I feel like I'm deserting my brothers and sisters.

WF: After the user has been signed on to a job, are there any support services that you offer?

BRONSON: No, we don't, no more than LinkedIn or Indeed does. Our clients do need training and counseling, substance abuse help, and family support, but all of that is enormously high touch and it doesn't scale. There's also already a huge network of these non-profits, plus parole departments, that work with people who come out of prison. But nobody is working with the people who have been out three years or five years or 11 years. The people who have been out a few years generally are in good shape other than desperately needing a job.

That's why I came to believe and continue to believe that this plan would be the way to get people jobs and create the best business opportunity. Since we're working with a low fee, we've got to move people through our recruitment business quickly. My personal goal is to find jobs for one million people. That's my number. If that's done, then we will have dramatically moved the needle in this country.

WF: What has been your biggest challenge so far?

BRONSON: All business is challenging. I'm an old guy, and I don't expect things to be easy. I'm distrustful of things that are easy. So when something is hard, to me it's good because that's the way it's supposed to be. I wouldn't know how to accept easy success. I'd be very suspicious of it. So it hasn't been terribly hard yet.

At times, it can be hard for me because I'm not a technical person, and I have to make hires and technical decisions sometimes. I know that there are things that I just don't know. And I know I don't know what I don't know. That's a frustrating position to be in, and it puts me at a disadvantage. But I'm finding incredible support and great people to work with. We're finding lots of support from organizations that want to send us applicants. We are also finding enough encouragement in the companies we're contacting. It's not like we have to call 100 people in a row who are slamming the phone in our ears. It would be romantic for me to say it was like that, but it's not.

I am plagued constantly by my fear that I'm not up to the job and I'm blowing an amazing opportunity, but that kind of insecurity drives me to work harder. I have a chip on my shoulder. I have a lot to prove to a lot of people who may have written me off. But mostly I have an obligation to people with criminal records. And since I love what I'm doing. I'm not going through that kind of agony.

WF: What is your process after you sign up a new company?

BRONSON: Our director of operations gets on the phone with that initial decision maker and finds out how they work. Large companies typically have an applicant tracking system, or an ATS. They have their own technology that we have to integrate with in order to send them applicants. So that'll be one piece of the discussion. Our CTO is involved with it too.

Then we need to discover the specifics of the different positions. Where it is, how many people they want to hire, what's the compensation, what company benefits are provided. We want to find out any information they would like us to get in our interviews with the candidates. What comprises a good fit, what kind of corporate culture things are they looking for, what physical skills are required. We get a feel for the company because we want them to be successful so we can get paid.

Internally, we begin planning a campaign where we figure out where the different jobs are located and who in our system we can reach out to. First, we get the company's jobs on our site. Then we'll begin a series of targeted emails that are geographically centric. That typically bears a little bit of fruit. I wish I could say that all we have to do is email the jobs, the applicants go online to apply and that's the end of it. That would be a great business but it doesn't work that way. Then we'll go after the same people and try to get to them through texting. That won't work particularly well either, but we still go through the motions of it. We know that inevitably we're going to have to make a lot of phone calls. We're doing it very manually now with a few people, but we're quickly reaching a point where we will have to automate a lot of these processes, which means auto dialers and press one campaigns and all this technology that we'll have to employ. That will take some money and time to integrate. But those problems that I look forward to addressing.

WF: How does your own prison experience factor into the business? ^

BRONSON: It's a central part of my pitch, and it wasn't always that way. I used to live trying to hide it, but of course these days, you can't hide anything about your past. In fact, I now lead with it. At Y Combinator I got up there and I said, "70 million people have criminal records, they all have pain getting a job. I should know, I'm one of them." What I've discovered in business as well as on a personal level is that people are incredibly understanding and supportive when you come directly at them and you're honest and sincere, which I am and I certainly try to be. I don't try to cover up what I did. It was wrong, I apologize for it, and I'm trying to just make right on it.

Far from it being a detriment to our business, I think it's a real asset. And it also goes to kind of domain credibility and expertise. There's a few of us on our staff who have been incarcerated, and we know what people go through because we went through it. We know about that mentality and that psychology, and how to best serve that clientele and talk about it authentically. We're not just theoretical about it. The people we talk to respond, they really do. You have no idea how good it does my heart when I realize that so many people actually themselves have a heart, even at big companies. So it's kind of a feel-good story in a very weird kind of way.

I get that the irony doesn't end in my life. For example, I was involved in a startup before and I would talk to a VC, and of course, I would tell them about my background. The minute that happened the appointment was over. Literally over. They would say, "I'm sorry we can't talk anymore." And that would be it. Now I talk to a VC and I say, "This is my business and this is me," and then they go, "Good." They smile and they nod and they feel like that's the way it should be. So there's just a lot of weird stuff that we live with.

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Michael Thomas about 21 hours ago

https://www.sec.gov/Archives/edgar/data/1716822/000167025418000126/documents_list.htm
See Item 26 in the Offering Statement

Richard Bronson CEO FOUNDER about 20 hours ago

Thank you for bringing this to my attention. WeFunder made an error. I'll have them contact you to confirm this. As I wrote earlier, we raised money on SAFEs immediately after YC w/a $6 million cap. Richard

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Michael Thomas Apr 22

Your SEC Form C Item 26 says the validation cap on the prior SAFE was $600,000. If this is incorrect, you should amend the Form C.

Richard Bronson CEO FOUNDER Apr 23

Mike-Here's the Form C filing as on the SEC site: *https://www.sec.gov/Archives/edgar/data/1716822/000167025418000126/xslC_X01/primary_doc.xml* I'm not seeing the $600k valuation reference. Can you provide me with a link to what you're looking at. Thanks for your help. Richard

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